EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77K:
  Changes in Registrant's certifying accountant

EXHIBIT B:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:

PricewaterhouseCoopers LLP ("PwC''), the independent auditors to Kalmar Pooled Investment Trust (the "Registrant'') informed the Registrant on February 10, 2004 that it intended to resign as Independent auditors to the
Registrant, effective upon the Registrant engaging replacement independent auditors.

On May 11, 2004, the Registrant by action of its Audit Committee, which was confirmed and approved by its Board of Trustees, engaged Deloitte & Touche LLP as the independent registered public accounting firm to audit the Registrant's financial statements for the fiscal year ending December 31, 2004.

PwC's reports on the Registrant's financial statements for the two most recent fiscal years contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's two most recent fiscal years and through May 11, 2004:
(i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Registrant's financial statements for such years; and (ii) there were no "reportable events'' of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements with respect to PwC. A copy of such letter, dated August 25, 2004, is filed as an Exhibit to this Form N-SAR.



EXHIBIT B:

PricewaterhouseCoopers LLP
Two Commerce Square, Suite 1700
2001 Market Street
Philadelphia, PA 19103


August 25, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Kalmar Pooled Investment Trust (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of the Form N-SAR, as part of the Registrant's Form N-SAR report dated June 30, 2004. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP